EXHIBIT  2.1

                                 FINAL AGREEMENT

                                REORGANIZATION OF

                          PARTNERS IN EXPLORATION, INC

                                    TO BECOME

                             ADAIR EXPLORATION, INC.
        A WHOLLY OWNED SUBSIDARY OF ADAIR INTERNATIONAL OIL AND GAS, INC.


     PURSUANT TO THE JOINT CONSENT RESOLUTION OF THE DIRECTORS AND SHAREHOLDERS OF PARTNERS IN EXPLORATION, INC., (DATED 12/31/1999) ACCEPTING AN OFFER BY ADAIR INTERNATIONAL OIL AND GAS, INC FOR A STOCK PER STOCK REORGANIZATION,

AND;
     EFFECTIVE  FEBRUARY  1,  2000,

ALL ASSETS AND LIABILITIES OF PIE, INC. ARE HEREBY REORGANIZED INTO ADAIR EXPLORATION, INC., A WHOLLY OWNED SUBSIDIARY COMPANY OF ADAIR INTERNATIONAL OIL AND GAS, INC.

TERMS  OF  THE  REORGANIZATION  ARE:

     1) RICHARD G. BOYCE WILL BE IMMEDIATELY ASSIGNED FOUR MILLION ONE-HUNDRED AND FIFTY-EIGHT THOUSAND (4,158,000) SHARES OF RESTRICTED STOCK IN ADAIR INTERNATIONAL OIL AND GAS, INC. (AIGI).

     2) A. E. AIKMAN WILL BE IMMEDIATELY ASSIGNED FORTY-TWO THOUSAND (42,000) SHARES SHARES OF RESTRICTED STOCK IN ADAIR INTERNATIONAL OIL AND GAS, INC. (AIGI).

     3) ONCE SUITABLE DIRECTORS LIABILITY INSURANCE IS IN PLACE, MR. BOYCE WILL BE GRANTED A POSITION ON THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL & GAS, INC., THE PARENT CORPORATION. REGARDING ALL MAJOR BUSINESS DECISIONS, IT IS INTENDED THAT RICHARD G. BOYCE WILL BE CONSIDERED AN EQUAL PARTNER IN THE PARENT CORPORATION TO JOHN W. ADAIR, CHAIRMAN AND CEO AND JALAL ALGHANI, VICE CHAIRMAN AND CFO, AND AS SUCH WILL BE CONSULTED PRIOR TO ANY MAJOR COMMITMENTS OR DECISIONS BEING TAKEN.

     4) RICHARD G. BOYCE WILL BE NAMED THE PRESIDENT OF ADAIR EXPLORATION, INC. AND WILL ASSUME THE RESPONSIBILITY OF DEVELOPING ALL OIL AND GAS EXPLORATION AND PRODUCTION PROJECTS FOR THE COMPANY. JOHN W. ADAIR AND JALAL ALGHANI WILL BE NAMED TO THE BOARD OF DIRECTORS OF ADAIR EXPLORATION, INC.


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                                 SIGNATURE PAGE




 AGREED  AND  ACCEPTED,  EFFECTIVE  THE  1ST  DAY  OF  FEBRUARY,  2000  BY:




BY  /S/  JOHN  W.  ADAIR
____________________________________
JOHN  W.  ADAIR,  CHAIRMAN  &  CEO
ADAIR  INTERNATIONAL  OIL  AND  GAS,  INC.





BY  /S/  JALAL  ALGHANI

_____________________________________
JALAL  ALGHANI,  VICE  CHAIRMAN  &  CFO
ADAIR  INTERNATIONAL  OIL  AND  GAS,  INC.




BY  /S/  RICHARD  G.  BOYCE
_____________________________________
RICHARD  G.  BOYCE
PARTNERS  IN  EXPLORATION,  INC.


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